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                                                                    EXHIBIT 99.1


                               (SYNOVIS(TM) LOGO)


FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson                            Connie L. Magnuson, CFO
(612) 455-1745                              (651) 796-7300


FOR IMMEDIATE RELEASE


SYNOVIS LIFE TECHNOLOGIES ADDS MARK F. PALMA
AND SVEN A. WEHRWEIN TO BOARD OF DIRECTORS


         ST. PAUL, Minn. - December 1, 2004 - Synovis Life Technologies, Inc., (NASDAQ: SYNO) has elected two new independent members to its board of directors: Mark F. Palma and Sven A. Wehrwein. Synovis now has seven directors, six of whom are independent. One of the board slots replaces Anton R. Potami, who died in June of this year. The second position represents an expansion of the Synovis board.

         "We are pleased to welcome these two highly competent individuals to our board," said Timothy M. Scanlan, chairman of the board, Synovis Life Technologies. "We invited Mark and Sven to join our board because of their exceptional credentials and experience. Both men will significantly add to the financial and business acumen of our board, and I look forward to their contributions."

         Palma is a partner at Hinshaw & Cullberston, a Chicago-based law firm, where he specializes in corporate and business law. He has extensive taxation experience and is a certified public accountant. He received his law degree from William Mitchell College of Law, and a master's in business administration from Minnesota State University. Palma serves on the boards of directors of Allen Interactions, Inc., and Aloe Up, Inc. He is a former chair of the Hennepin County Bar Association Tax Section. Palma also lectures frequently on various topics including business ethics, buy-sell agreements, high-technology business issues and taxation.


                                     (more)

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Synovis Life Technologies, Inc.
December 1, 2004
Page 2

         Wehrwein has over 20 years experience in corporate finance and investment banking, including serving as chief financial officer of two Minneapolis-based companies, InStent, Inc., and Digi International. He currently provides financial consulting to emerging growth companies. Wehrwein serves on the boards of directors and is chair of the audit committee at Vital Images, Inc., and Zamba Corporation. He received his master's of business administration in finance from the Sloan School at the Massachusetts Institute of Technology and is a certified public accountant. Wehrwein is also an award-winning freelance financial journalist and regularly contributes to Twin Cities Business Monthly.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and marketing products for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

          Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed, the level of orders from contract manufacturing customers, the results of the ongoing securities litigation, and the company's ability to effectively transition distribution in the territory affected by the recently announced distribution change, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2003, and in its Quarterly Report on Form 10-Q for the quarter ending July 31, 2004.

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